Exhibit 99.1

MaxCyte® Acquires SeQure Dx to Broaden Cell Engineering Offerings with On-target and Off-target Editing Assessments

ROCKVILLE, MD – January 30, 2025 – MaxCyte, Inc., (Nasdaq: MXCT; LSE: MXCT), a leading, cell-engineering focused company providing solutions to advance the discovery, development and commercialization of next-generation cell therapeutics announced today the acquisition of SeQure Dx, a market leader of on-target and off-target editing assessment services for cell and gene therapies.

This strategic acquisition strengthens MaxCyte’s ability to serve ex vivo and in vivo cell and gene therapy (CGT) developers with an innovative suite of tools and services spanning early R&D through clinical development and commercialization. By integrating SeQure Dx into MaxCyte, Maxcyte will expand its service offerings and leverage its commercial and field application scientist teams to work with developers earlier in their research processes. SeQure Dx is revenue generating and expected to be accretive to MaxCyte’s revenue growth.

As the cell and gene therapy field continues to evolve, safety is increasingly paramount for regulatory success. SeQure Dx specializes in assays that deliver precise editing confirmation and risk assessment for off-target effects, applicable across a wide range of viral and non-viral gene editing modalities. This expertise positions MaxCyte to support both ex vivo and in vivo cell and gene therapy developers in the process development stage through standardization of the cell engineering workflow.

“This acquisition underscores MaxCyte’s commitment to providing CGT developers with cutting-edge tools to address complex cell engineering challenges,” said Maher Masoud, CEO of MaxCyte. “Integrating SeQure Dx into MaxCyte’s portfolio will allow us to leverage our scientific support and complementary offerings to drive advancements in the safety and precision of cell therapies. At MaxCyte, we see tremendous opportunity to transform cell and gene engineering with world-class tools and solutions and will continue to make organic and inorganic growth investments to position the Company as an end-to-end cell and gene engineering solutions provider.”

SeQure Dx, headquartered in Waltham, Massachusetts, was co-founded by Dr. Keith Joung, who at the time was chair in pathology at Massachusetts General Hospital (MGH) and professor at Harvard Medical School. The company emerged from stealth mode in late 2022 with the only comprehensive portfolio of evaluation assays for off-target risk validation and candidate optimization in the development of cell and gene therapies. Following the acquisition, SeQure Dx will continue to drive innovation in assay development for cell and gene therapy safety assessment.

“I am thrilled that SeQure Dx is joining forces with MaxCyte,” said Keith Joung, Co-Founder of SeQure Dx. “Defining and reducing potential off-target effects is an essential component for the advancement of safe and effective gene editing, from program discovery to eventual patient treatment. The shared vision of these two companies will enable them to provide the CGT community with access to SeQure Dx’s comprehensive, state-of-the-art assays and data solutions.

Additional Transaction Details

The following information is being provided in accordance with the disclosure requirements of the AIM rules. Under the terms of the agreement, Maxcyte paid a total initial consideration of $4.5 million at closing in cash for the entire issued share capital of SeQure DX on a cash free, debt free basis using Maxcyte’s existing cash resources. An additional amount, that will not exceed $2.5 million, may be paid in contingent consideration if the company exceeds certain revenue targets. In 2024 (based on available unaudited results from January 1 through November 30), SeQure DX incurred revenue of approximately $1.7 million and a loss of approximately $6.5 million and has net assets of $0.7 million as of closing.

MaxCyte notes that SeQure transitioned their primary business activities from an assay development and licensing organization to a contract service provider in March of 2024. As a result, MaxCyte expects SeQure's revenue and losses to substantially improve with a full year of service revenue activity, capture of cost synergies, integration into MaxCyte’s commercial infrastructure and other improvements to operational efficiencies.

About MaxCyte

At MaxCyte, we pursue cell engineering excellence to maximize the potential of cells to improve patients’ lives. We have spent more than 25 years honing our expertise by building best-in-class platforms, perfecting the art of the transfection workflow, and venturing beyond today’s processes to innovate tomorrow’s solutions. Our ExPERT™ platform, which is based on our Flow Electroporation® technology, has been designed to support the rapidly expanding cell therapy market and can be utilized across the continuum of the high-growth cell therapy sector, from discovery and development through commercialization of next-generation, cell-based medicines. The ExPERT family of products includes: four instruments, the ATx™, STx™, GTx™ and VLx ™; a portfolio of proprietary related processing assemblies or disposables; and software protocols, all supported by a robust worldwide intellectual property portfolio. By providing our partners with the right technology platform, as well as scientific, technical and regulatory support, we aim to guide them on their journey to transform human health. Learn more at maxcyte.com and follow us on X and LinkedIn.

About SeQure Dx

SeQure Dx is a leader in gene editing safety analytics, dedicated to advancing cell and gene therapies from discovery to patient. With a robust portfolio of assays, including the innovative ONE-seq and GUIDE-seq platforms, SeQure Dx provides comprehensive off-target risk assessment solutions for gene editing, spanning from early discovery through IND submission. By addressing critical safety and efficacy challenges, SeQure Dx empowers its partners to develop safe, transformative therapies. Our mission is to ensure these life-changing technologies reach all patients who can benefit. For more information, please visit https://maxcyte.com/sequre-dx.

MaxCyte Contacts:

US IR Adviser
Gilmartin Group
David Deuchler, CFA
+1 415-937-5400
ir@maxcyte.com

US Media Relations
Spectrum Science
Jordan Vines
+1 540-629-3137
jvines@spectrumscience.com

Nominated Adviser and Joint Corporate Broker
Panmure Liberum
Emma Earl / Freddy Crossley
Corporate Broking
Rupert Dearden
+44 (0)20 7886 2500

UK IR Adviser
ICR Healthcare
Mary-Jane Elliott
Chris Welsh
+44 (0)203 709 5700
maxcyte@icrhealthcare.com

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, our expectations regarding our integration of the SeQure Dx business and employees with our business. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

Risks and uncertainties related to our business are described in greater detail in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (“SEC”) on March 12, 2024, as well as in discussions of potential risks, uncertainties, and other important factors in the other filings that we make with the Securities and Exchange Commission from time to time, including in our Form 10-Q for the quarter ended September 30, 2024, filed with the SEC on November 6, 2024. These documents are available through the Investor Menu, Financials section, under “SEC Filings” on the Investors page of our website at http://investors.maxcyte.com. Any forward-looking statements in this press release are based on our current beliefs and opinions on the relevant subject based on information available to us as of the date of such press release, and you should not rely on forward-looking statements as predictions of future events. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.